EXHIBIT 4.11

[ASSUMPTION LETTER]

December 31, 2004

Wells Fargo Bank, National Association,

as Property Trustee and Guarantee Trustee

919 Market Street, Suite 700

Wilmington, DE 19801

Wells Fargo Delaware Trust Company,

as Delaware Trustee

919 Market Street, Suite 700

Wilmington, DE 19801

Re: Guaranty Corporation

Ladies and Gentlemen:

By virtue of the merger between Guaranty Corporation, a Colorado corporation (“Guaranty”) and Newco Front Range, Inc., a Colorado corporation and wholly owned subsidiary of Centennial Bank Holdings, Inc., a Delaware corporation (“Centennial”), and the subsequent merger of Guaranty into Centennial, Centennial, as the surviving corporation, does hereby agree, affirm and acknowledge that it assumes all the duties, warranties, and obligations of Guaranty (i) in its role as Depositor and sole Holder of the Common Securities under the Amended and Restated Trust Agreement, dated June 30, 2003 (the “Trust Agreement”), among Guaranty, as Depositor, Wells Fargo Bank, National Association, as property trustee, Wells Fargo Delaware Trust Company, as Delaware trustee and the Administrative Trustees named therein, and (ii) in its role as Guarantor under the Guarantee Agreement, dated June 30, 2003 (the “Guarantee”), between Guaranty, as Guarantor, and Wells Fargo Bank, National Association, as Guarantee Trustee.

As to all matters relating to the Guarantee, this letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of laws principles. Except as set forth in the immediately preceding sentence, this letter shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws principles. The undersigned (i) irrevocably submits itself to the non-exclusive jurisdiction and venue of any Delaware State court or Federal court sitting in Wilmington, Delaware in any action arising out of this letter, and (ii) consents to the service of process by mail.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement or the Guarantee.

Wells Fargo Bank, National Association

Wells Fargo Delaware Trust Company

December 31, 2004

[SIGNATURE PAGE FOLLOWS]

Wells Fargo Bank, National Association

Wells Fargo Delaware Trust Company

December 31, 2004

Very truly yours,

CENTENNIAL BANK HOLDINGS, INC.

By:	/s/ Paul W. Taylor
Name:	Paul W. Taylor
Title:	Executive Vice President and Chief Financial Officer